SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                      of the Securities Exchange Act of 1934

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                orbitTRAVEL.com Corporation f/k/a Divot Golf
                Corporation (Name of small business issuer as
                         specified in its charter)

              Delaware                                    56-1 781650
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                1 Union Square South--Suite 10J, New York, NY 10003
                    (Address of principal executive offices)



                                (212-353-8468
                          (Issuer's telephone number)
                                ------------------

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          INFORMATION STATEMENT OF ORBITTRAVEL.COM CORPORATION (F/K/A DIVOT
                                GOLF CORPORATION)

                 1 Union Square South-Suite 10J, New York, NY 10003

I.       NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

         This Information Statement is being furnished on behalf of the Board of Directors of OrbitTRAVEL.com Corporation (f/k/a Divot Golf Corporation) ("Orbit"), a Delaware corporation with principal offices at 1 Union Square South--Suite 10J, New York, NY 10003 (the "Company"). The Company's telephone number is (813) 832-3227.

         This Information Statement is being provided to inform all non-consenting shareholders of the corporate action that was approved by the holders of a majority of the Company's common stock (the "Common Stock"). On November 10, 2000, holders of record of 164,076,179 shares of the Company's Common Stock representing 60.9% of the Company's 269,347,561 outstanding shares of Common Stock, ratified the adoption of The Orbit Travel.com 2000 Incentive Plan (the "Incentive Plan"). This written consent was obtained in lieu of a shareholders meeting.

         For more information on the action approved by the shareholders, see "Action Taken Pursuant to the Written Consent" below. This action was approved by holders of more than a majority of the Common Stock outstanding on November 10, 2000, and their written consent shall be effective once proper notice of these actions has been delivered to all non-consenting shareholders.

         The Company is sending this Information Statement to all shareholders of record as of November 10, 2000 ("Record Shareholders") and we will begin mailing these materials on November 22, 2000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

II.      THE ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT

Ratification of the Adoption of the Orbit Travel.com Corporation 2000 Long Term Incentive Plan On November 10, 2000, nine consenting shareholders representing 164,076,179 shares of the Company's Common Stock or 60.9% of the Company's Outstanding Common Stock, 269,347,561 shares as of November 10, 2000, ratified the adoption by the Company's Board of Directors of the Orbit Travel.com Corporation 2000 Long Term Incentive Plan (the "Plan") and also ratified the issuance of stock awards to certain officers, directors, employees and consultants.

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         On February 26, 2000, at a special meeting of the Board of Directors, the Board unanimously approved the adoption of the Plan. The last plan that the Company has was adopted by its predecessor, Divot Golf Corporation ("Divot") in 1998 and only 1,600,000 shares were reserved under the Plan. Options for the full amount of the shares were issued and they have now expired.

                  The Board of Directors recognized that it was in the Company's best interest to adopt a plan in order to provide the Company's officers, directors and employees and others who render services for the Company with an incentive for outstanding performance which is exclusively linked to the future success of the Company. The Plan adopted by the Board is to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers, directors, and, where appropriate, consultants and others who render services to the Company. Further, because of the Company's ongoing working capital deficiencies, the Plan is also intended to compensate the Company's employees, officers and directors who have been willing to work for the Company at salaries which may not be commensurate with what these individuals might receive working for other employers.

                  The Board approved an aggregate of 175,000,000 shares of the authorized Common Stock of the Company to be reserved for issuance under the 2000 Plan. The shares, when issued, shall be fully paid and non-assessable. When the Plan was first approved by the Board on February 26, 2000, only 85,000,000 shares were reserved for issuance under the Plan. The Board subsequently increased the amount to 175,000,000 shares.

                  Pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), no Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by shareholders and if shareholders fail to approve the Plan within twelve months of the Boards' approval, any Incentive Stock Options previously granted shall be automatically converted to Non-Qualified Stock Options.

                  The 2000 Stock Option Plan is to be administered by a Committee appointed by the Board or by the Board in the event a Committee has not been appointed. Under the Plan the Company may grant to employees officers, directors and others who render services to the Company non-qualified Stock Options (NQSOS), Incentive Stock Options ("ISO"s), Stock Appreciation Rights ("SAR"s), Restricted Stock, Performance Shares and other stock based awards, except that non-employees cannot qualify for qualified stock options.

                  The Plan contains no present criteria determining the identity or the amounts of options or stock to be awarded. All options granted shall expire ten years or earlier from the date of grant. With respect to Incentive Stock Options, the exercise price shall not be less than fair market value as of date of grant. The aggregate fair market of all shares of stock to which Incentive Stock Options are exercisable may not exceed $100,000 in any calendar year. In addition, any grant to an individual owning more than 10% of the combined voting power of all classes of the Company requires that the exercise price

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         must be at least 110% of the fair market value per share and the option period most not be more than five years.

                  With respect to awards of shares of the Company's Common Stock, the Board of Directors or the committee appointed by them is authorized to grant such shares on such terms and conditions as they may elect. The Plan permits awards consisting of shares of Common Stock. The awards can take the form of Restricted Stock Awards or other stock based awards. Any Restricted Stock Awards may be subject to such restrictions on transferability and other restrictions as the Committee may impose. Any stock distributed pursuant to an award may consist in whole or in part of authorized and unissued Common Stock, Treasury Stock or Common Stock purchased on the open market.

                  Awards may be granted only to individuals who are employees, officers, directors or consultants of the Company or a subsidiary thereof.

                  With respect to the tax consequences arising from the grant of ISOs or NQSOs, there are no federal income tax consequences to the option holder. The exercise of an ISO is not a taxable event.

                  The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the optionholder generally must exercise the option no later than three months following the termination of employment. However, such exercise may give rise to an alternative minimum tax liability (see "Alternative Minimum Tax" below).

                  Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

                  The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income recognized by the optionholder upon exercise.

                  If an optionholder disposes of shares of Company Common Stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one year after the date on which the shares are transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price)

                  If the optionholder disposes of shares of the Company Common Stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO is granted or within one year after the transfer of shares to

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         the optionholder pursuant to the exercise of the ISO, then at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), then the loss will be a capital loss.

                  If an optionholder disposes of shares of Company Common Stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Company Common Stock acquired upon exercise of ISOs as discussed above) will be long-term depending on whether the shares of Company Common Stock were held for more than one year from the date such shares were transferred to the optionholder.

                  Alternative minimum tax ("AMT") is payable if and to the extent it exceeds the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items are treated differently under the AMT.

                  For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares at such time for subsequent AMT purposes. However, if the optionee disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

                  There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of ISOs (other than disqualifying dispositions)

                  At the time the optionholder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its withholding obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

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                  The Company will be required to report to the Internal Revenue
         Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. The Company will be required to withhold income and employment taxes (and pay the employer's shares of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

                  The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and NQSOs under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

                  Because of the depressed market price of the Company's Common Stock and the fact that the Company has been operating with limited working capital, the Board approved the issuance under the Plan of Stock Awards in the form of restricted stock as compensation to its officers, directors, employees and consultants. The following sets forth information as to awards to officers, directors, employees and consultants:

Name                                  Dollar Value ($)(1)     Number of Shares

David A. Noosinow (2), President
Chief Operating Officer and Director   $  1,000,000              10,000,000

Douglas A. Dollinger (3)
Company Counsel and Director          $     380,000               3,800,000

Dean Miller (4)
Vice President--Marketing             $     388,404               3,884,041
                                        -------------             -----------

Executive Group as a Whole             $  4,768,404              17,684,041

All Directors as a Group               $  1,380,000              13,800,000
(3 Directors)

l Employees as a Group (5)            $     880,000              88,000,000
  (24 Persons)

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(1) The Dollar Value is based upon the closing bid price on the date of grant.

(2) Mr. Noosinow was resigned as President and Chief Operating Officer as of October 1, 2000, but remains a Director.

(3) Douglas Dollinger resigned as a Director as of August 1, 2000.

(4) Dean Miller resigned from the Company as of August, 2000.

(5) Includes outside consultants.
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                  A copy of the Plan is attached to this Notification.

                  The Board has authorized the Company to file a registration statement with the Securities and Exchange Commission on Form S-8 registering the Common Stock reserved under the Plan. The Company intends to file a Form S-8 on or after December 11, 2000.



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